
                                                            Prospectus Supplement

Morgan Stanley Institutional Fund, Inc.


Supplement dated July 27, 2001 to             The Prospectus is hereby amended and supplemented to reflect
Prospectus dated May 1, 2001 of:              changes to the names of the Portfolios.


Global Fixed Income Portfolio                 Effective June 24, 2001, the Global Fixed Income Portfolio
-----------------------------                 will be known as the Gobal Fixed Income II Portfolio
                                              and the High Yield Portfolio will be known as the High
High Yield Portfolio                          Yield II Portfolio.
-----------------------------





              Please retain this supplement for future reference.

                                                                EXHIBIT 99.17(c)

                                                                      PROSPECTUS

MORGAN STANLEY INSTITUTIONAL FUND, INC.

May 1, 2001

GLOBAL FIXED INCOME PORTFOLIO

The Global Fixed Income Portfolio seeks to produce an attractive real rate of return while preserving capital by investing primarily in high quality fixed income securities of issuers throughout the world, including U.S. issuers.
------------------------------------------------------------------------------
HIGH YIELD PORTFOLIO
The High Yield Portfolio seeks to maximize total return by investing primarily in a diversified portfolio of high yield fixed income securities that offer a yield above that generally available on debt securities in the four highest rating categories of the recognized rating services.
------------------------------------------------------------------------------

INVESTMENT ADVISER
MORGAN STANLEY INVESTMENT
MANAGEMENT INC.

DISTRIBUTOR
MORGAN STANLEY & CO. INCORPORATED

Morgan Stanley Institutional Fund, Inc. (the "Fund") is a no-load mutual fund that is designed to meet the investment needs of discerning investors who place a premium on quality and personal service. The Fund makes available to institutional investors a series of portfolios which benefit from the investment expertise and commitment to excellence associated with Morgan Stanley Investment Management Inc. ("Morgan Stanley Investment Management") and its affiliates. This Prospectus offers Class A and Class B shares of the portfolios listed above (each a "Portfolio" and collectively the "Portfolios").

The Securities and Exchange Commission (the "Commission") has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

INVESTMENT SUMMARY                       1
------------------------------------------
Global Fixed Income Portfolio            1
------------------------------------------
High Yield Portfolio                     2
------------------------------------------
Additional Risk Factors and Information  3
------------------------------------------
FEES AND EXPENSES
OF THE PORTFOLIOS                        5
------------------------------------------
FUND MANAGEMENT                          7
------------------------------------------
SHAREHOLDER INFORMATION                  9
------------------------------------------
FINANCIAL HIGHLIGHTS                    11
------------------------------------------
Global Fixed Income Portfolio           11
------------------------------------------
High Yield Portfolio                    13
------------------------------------------
ACCOUNT REGISTRATION FORM
------------------------------------------

                                      MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                      INVESTMENT SUMMARY

GLOBAL FIXED INCOME PORTFOLIO

OBJECTIVE

The Global Fixed Income Portfolio seeks to produce an attractive real rate of return while preserving capital by investing primarily in high quality fixed income securities of issuers throughout the world, including U.S. issuers.

APPROACH

Morgan Stanley Investment Management seeks to produce an attractive return by constructing a portfolio of fixed income securities from throughout the world. Morgan Stanley Investment Management manages interest rate, country, and currency exposures by a strategic, value-based approach that favors securities with high real interest rates and sizable incremental yield at longer maturities. Morgan Stanley Investment Management seeks to preserve capital by investing in high quality (i.e., those rated at the time of investment in the three highest rating categories or believed to be of equivalent quality) fixed income securities.

PROCESS

Morgan Stanley Investment Management assesses real interest rates, inflationary trends and yield curves in the global fixed income markets and combines this with a separate currency analysis that focuses on relative interest rate differentials and economic competitiveness. Morgan Stanley Investment Management then seeks to establish overweight positions in markets that offer the most attractive yield curves and the highest yields over and above future inflation. The Portfolio generally invests in fixed income securities having intermediate maturities (remaining maturities between 3 and 7 years) as a starting point, then shifts to longer maturities where real yields are attractive and shorter maturities where they are less attractive. The Portfolio generally emphasizes investment in securities of U.S. and foreign governments and their agencies and instrumentalities, and may invest in other fixed income securities rated in the three highest rating categories of a nationally recognized statistical rating organization or that Morgan Stanley Investment Management believes to be of equivalent quality. Morgan Stanley Investment Management generally considers selling a portfolio holding when it determines that the holding no longer satisfies its investment criteria.

Under normal circumstances, at least 80% of the net assets of the Portfolio will be invested in fixed income securities.

RISKS

Investing in the Global Fixed Income Portfolio may be appropriate for you if you are willing to accept the risks and uncertainties of investing in fixed income securities of U.S. and foreign issuers, many of which may be denominated in foreign currencies, in the hope of earning an attractive rate of return. Market prices of fixed income securities respond to economic developments, especially changes in interest rates, as well as to perceptions of the creditworthiness of individual issuers, including governments. Generally, fixed income securities decrease in value as interest rates rise and vice versa. Prices of longer term fixed income securities also are generally more volatile, so the average maturity of the securities in the Portfolio affects risk. In addition, at times the Portfolio's market sector, global fixed income securities, may underperform relative to other sectors or the overall market.

To the extent that the Portfolio invests in foreign countries, particularly emerging markets, there is the risk that news and events unique to a country or region will affect those markets and their issuers. These same events will not necessarily have an effect on the U.S. economy or similar issuers located in the United States. In addition, the Portfolio's investments in foreign countries generally will be denominated in foreign currencies. As a result, changes in the value of a country's currency compared to the U.S. dollar may affect the value of the Portfolio's investments. These changes may occur separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country. Morgan Stanley Investment Management may invest in certain instruments, such as derivatives, and may use certain techniques, such as hedging, to manage these risks. However, Morgan Stanley Investment Management cannot guarantee that it will be practical to hedge these risks in certain markets or under particular conditions or that it will succeed in doing so. In addition, the risks of investing in the Portfolio may be intensified because the Portfolio is non-diversified, which means that it may invest in securities of a limited number of issuers. As a result, the performance of a particular investment or a small group of investments may affect the Portfolio's performance more than if the Portfolio were diversified.

PERFORMANCE (CLASS A SHARES)
Commenced operations on May 1, 1991

1992         2.74%
1993        15.34%
1994        -6.08%
1995        19.32%
1996         6.44%
1997         1.50%
1998        13.84%
1999        -6.84%
2000         1.18%

HIGH (QUARTER)              Q3 `98          8.07%
-------------------------------------------------
LOW (QUARTER)               Q1 `98         -3.92%


AVERAGE ANNUAL TOTAL RETURN (for the periods ended December 31, 2000)

                                                     Past One        Past Five        Since
                                                       Year            Years         Inception
----------------------------------------------------------------------------------------------
CLASS A (commenced operations on May 1, 1991)          1.18%           3.00%           5.83%
----------------------------------------------------------------------------------------------
J.P. Morgan Traded Global Bond Index*                  2.34%           3.47%           7.07%
----------------------------------------------------------------------------------------------
CLASS B (commenced operations on January 2, 1996)      1.07%            n/a            2.79%
----------------------------------------------------------------------------------------------
J.P. Morgan Traded Global Bond Index*                  2.34%            n/a            3.47%
----------------------------------------------------------------------------------------------

The bar chart and table show the performance of the Portfolio year-by-year and as an average over different periods of time. Together, the bar chart and table demonstrate the variability of performance over time and provide an indication of the risks of investing in the Portfolio. The table also compares the performance of the Portfolio to an index of similar securities. An index is a hypothetical measure of performance based on the ups and downs of securities that make up a particular market. The index does not show actual investment returns or reflect payment of management or brokerage fees, which would lower the index's performance. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

* The J.P. Morgan Traded Global Bond Index is an unmanaged index of securities and includes Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, The Netherlands, New Zealand, Portugal, South Africa, Spain, Sweden, the United Kingdom and the United States.

                                      MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                      INVESTMENT SUMMARY


HIGH YIELD PORTFOLIO

OBJECTIVE

The High Yield Portfolio seeks to maximize total return by investing primarily in a diversified portfolio of high yield fixed income securities that offer a yield above that generally available on debt securities in the four highest rating categories of the recognized rating services.

APPROACH

The Portfolio invests primarily in high yield securities (commonly referred to as "junk bonds"). The Portfolio also may invest in investment grade fixed income securities, including U.S. Government securities, mortgage-backed securities, and investment grade corporate bonds. The Portfolio may also invest to a limited extent in foreign fixed income securities, including emerging market securities. Morgan Stanley Investment Management will generally use derivatives in managing the Portfolio.

PROCESS

Morgan Stanley Investment Management uses equity and fixed income valuation techniques, together with analyses of economic and industry trends, to determine the Portfolio's overall structure, sector allocation and desired maturity. Morgan Stanley Investment Management emphasizes securities of companies that have strong industry positions and favorable outlooks for cash flow and asset values. Morgan Stanley Investment Management conducts a credit analysis for each security considered for investment to evaluate its attractiveness relative to the level of risk it presents. The Portfolio maintains a high level of diversification to minimize its exposure to the risks associated with any particular issuer. Morgan Stanley Investment Management generally considers selling a portfolio holding when it determines that the holding no longer satisfies its investment criteria.

Under normal circumstances, at least 80% of the net assets of the Portfolio will be invested in high yield securities.

RISKS

Investing in the High Yield Portfolio may be appropriate for you if you are willing to accept the risks and uncertainties of investing in non-investment grade fixed income securities of U.S. and foreign issuers in the hope of earning a return that is superior to that available from investment grade fixed income securities. Market prices of fixed income securities respond to economic developments, especially changes in interest rates, as well as to perceptions of the creditworthiness of individual issuers, including governments. The Portfolio invests in fixed income securities that are rated below "investment grade" or are not rated, but are of equivalent quality. These fixed income securities are often referred to as "high yield securities" or "junk bonds." High yield securities range from those for which the prospect for repayment of principal and interest is predominantly speculative to those which are currently in default on principal or interest payments. When the Portfolio invests in high yield securities, it generally seeks to receive a correspondingly higher return on the securities it holds to compensate it for the additional credit risk and market risk it has assumed, however, prices of high yield securities generally are more volatile than prices of investment grade fixed income securities. Prices of longer term fixed income securities also are generally more volatile, so the average maturity of the securities in the Portfolio affects risk. In addition, at times the Portfolio's market sector, high yield securities, may underperform relative to other sectors and the overall market.

To the extent that the Portfolio invests in foreign countries, particularly emerging markets, there is the risk that news and events unique to a country or region will affect those markets and their issuers. These same events will not necessarily have an effect on the U.S. economy or similar issuers located in the United States. In addition, the Portfolio's investments in foreign countries generally will be denominated in foreign currencies. As a result, changes in the value of a country's currency compared to the U.S. dollar may affect the value of the Portfolio's investments. These changes may occur separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country. Morgan Stanley Investment Management may invest in certain instruments, such as derivatives, and may use certain techniques, such as hedging, to manage these risks. However, Morgan Stanley Investment Management cannot guarantee that it will be practical to hedge these risks in certain markets or under particular conditions or that it will succeed in doing so.

PERFORMANCE (CLASS A SHARES)
Commenced operations on September 28, 1992

1993        22.11%
1994        -4.18%
1995        23.35%
1996        15.01%
1997        15.87%
1998         3.03%
1999         7.77%
2000       -11.51%

HIGH (QUARTER)      Q1 `93          7.74%
-------------------------------------------------
LOW (QUARTER)       Q4 `00         -6.99%



AVERAGE ANNUAL TOTAL RETURN (for the periods ended December 31, 2000)

                                                     Past One        Past Five        Since
                                                       Year            Years         Inception
----------------------------------------------------------------------------------------------
CLASS A (commenced operations on September 28, 1992)  -11.51%          5.54%           8.14%
----------------------------------------------------------------------------------------------
CS First Boston High Yield Index*                      -5.21%          4.51%           7.01%
----------------------------------------------------------------------------------------------
CLASS B (commenced operations on January 2, 1996)     -11.77%           n/a            5.17%
----------------------------------------------------------------------------------------------
CS First Boston High Yield Index*                      -5.21%           n/a            4.49%
----------------------------------------------------------------------------------------------

The bar chart and table show the performance of the Portfolio year-by-year and as an average over different periods of time. Together, the bar chart and table demonstrate the variability of performance over time and provide an indication of the risks of investing in the Portfolio. The table also compares the performance of the Portfolio to an index of similar securities. An index is a hypothetical measure of performance based on the ups and downs of securities that make up a particular market. The index does not show actual investment returns or reflect payment of management or brokerage fees, which would lower the index's performance. How the Portfolio has performed in the past does not necessarily indicate how the Portfolio will perform in the future.

* The CS First Boston High Yield Index is an unmanaged index of high yield corporate bonds.

                                         MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                         INVESTMENT SUMMARY

ADDITIONAL RISK FACTORS AND INFORMATION

THIS SECTION DISCUSSES ADDITIONAL RISK FACTORS AND INFORMATION RELATING TO THE PORTFOLIOS. THE PORTFOLIOS' INVESTMENT PRACTICES AND LIMITATIONS ARE DESCRIBED IN MORE DETAIL IN THE STATEMENT OF ADDITIONAL INFORMATION ("SAI"), WHICH LEGALLY IS A PART OF THIS PROSPECTUS. FOR DETAILS ON HOW TO OBTAIN A COPY OF THE SAI AND OTHER REPORTS AND INFORMATION, SEE THE BACK COVER OF THIS PROSPECTUS.

PRICE VOLATILITY

The value of your investment in a Portfolio is based on the market prices of the securities the Portfolio holds. These prices change daily due to economic and other events that affect markets generally, as well as those that affect particular regions, countries, industries, companies or governments. These price movements, sometimes called volatility, may be greater or lesser depending on the types of securities the Portfolio owns and the markets in which the securities trade. Fixed income securities, regardless of credit quality, experience price volatility, especially in response to interest rate changes. As a result of price volatility, there is a risk that you may lose money by investing in a Portfolio.

EMERGING MARKET RISKS

Emerging market countries are countries that major international financial institutions, such as the World Bank, generally consider to be less economically mature than developed nations, such as the United States or most nations in Western Europe. Emerging market countries can include every nation in the world except the United States, Canada, Japan, Australia, New Zealand, and most countries located in Western Europe. Emerging market countries may be more likely to experience political turmoil or rapid changes in economic conditions than more developed countries, and the financial condition of issuers in emerging market countries may be more precarious than in other countries. These characteristics result in greater risk of price volatility in emerging market countries, which may be heightened by currency fluctuations relative to the U.S. dollar.

MORTGAGE SECURITIES

Mortgage securities are fixed income securities representing an interest in a pool of underlying mortgage loans. They are sensitive to changes in interest rates, but may respond to these changes differently from other fixed income securities due to the possibility of prepayment of the underlying mortgage loans. As a result, it may not be possible to determine in advance the actual maturity date or average life of a mortgage security. Rising interest rates tend to discourage refinancings, with the result that the average life and volatility of the security will increase and its market price will decrease. When interest rates fall, however, mortgage securities may not gain as much in market value because additional mortgage prepayments must be reinvested at lower interest rates. Prepayment risk may make it difficult to calculate the average maturity of a portfolio of mortgage securities and, therefore, to assess the volatility risk of that portfolio.

Collaterlized Mortgage Obligations ("CMOs") and Stripped Mortgage Backed Securities ("SMBSs") are derivatives based on mortgage securities. Both CMOs and SMBSs are subject to the risks of price movements in response to changing interest rates and the level of prepayments made by borrowers. Depending on the class of CMOs or SMBSs that a Portfolio holds, these price movements may be significantly greater than that experienced by mortgage-backed securities generally.

                                         MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                         INVESTMENT SUMMARY

ADDITIONAL RISK FACTORS AND INFORMATION

DERIVATIVES

The Portfolios may use various instruments that derive their values from those of specified securities, indices, currencies or other points of reference for both hedging and non-hedging purposes. Derivatives include futures, options, forward contracts, swaps, and structured notes. These derivatives, including those used to manage risk, are themselves subject to risks of the different markets in which they trade and, therefore, may not serve their intended purposes.

The primary risks of derivatives are: (i) changes in the market value of securities held by a Portfolio, and of derivatives relating to those securities, may not be proportionate, (ii) there may not be a liquid market for a Portfolio to sell a derivative, which could result in difficulty closing a position, and
(iii) certain derivatives can magnify the extent of losses incurred due to changes in the market value of the securities to which they relate. In addition, some derivatives are subject to counterparty risk. To minimize this risk, a Portfolio may enter into derivatives transactions only with counterparties that meet certain requirements for credit quality and collateral. Also, a Portfolio may invest in certain derivatives that require the Portfolio to segregate some or all of its cash or liquid securities to cover its obligations under those instruments. At certain levels, this can cause the Portfolio to lose flexibility in managing its investments properly, responding to shareholder redemption requests, or meeting other obligations. If a Portfolio is in that position, it could be forced to sell other securities that it wanted to retain.

A Portfolio will limit its use of derivatives for non-hedging purposes to 33 1/3% of its total assets measured by the aggregate notional amount of outstanding derivatives. While the use of derivatives may be advantageous to a Portfolio, if Morgan Stanley Investment Management is not successful in employing them, the Portfolio's performance may be worse than if it did not make such investments. See the SAI for more about the risks of different types of derivatives.

INVESTMENT DISCRETION

In pursuing the Portfolio's investment objectives, Morgan Stanley Investment Management has considerable leeway in deciding which investments it buys, holds or sells on a day-to-day basis, and which trading strategies it uses. For example, Morgan Stanley Investment Management may determine to use some permitted trading strategies while not using others. The success or failure of such decisions will affect the Portfolios' performance.

BANK INVESTORS

An investment in a Portfolio is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

TEMPORARY DEFENSIVE INVESTMENTS

When Morgan Stanley Investment Management believes that changes in economic, financial or political conditions warrant, each Portfolio may invest without limit in certain short- and medium-term fixed income securities for temporary defensive purposes. If Morgan Stanley Investment Management incorrectly predicts the effects of these changes, such defensive investments may adversely affect a Portfolio's performance and the Portfolio may not achieve its investment objective.

PORTFOLIO TURNOVER

Consistent with its investment policies, a Portfolio will purchase and sell securities without regard to the effect on portfolio turnover. Higher portfolio turnover will cause a Portfolio to incur additional transaction costs and may result in taxable gains being passed through to shareholders.

                                      MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                      FEES AND EXPENSES OF THE PORTFOLIOS

FEES AND EXPENSES OF THE PORTFOLIOS

The Commission requires that the Fund disclose in this table the fees and expenses that you may pay if you buy and hold shares of the Portfolios. The Annual Fund Operating Expenses in the table do not reflect voluntary fee waivers, which are described in the footnotes, and/or expense reimbursements from Morgan Stanley Investment Management.

2000 ANNUAL FUND OPERATING EXPENSES


                                                             Global
                                                              Fixed           High
                                                              Income          Yield
                                                             Portfolio
Portfolio
--------------------------------------------------------------------------------------
SHAREHOLDER FEES
(fees paid directly from your investment)
--------------------------------------------------------------------------------------
Redemption Fee (as a %
  of the amount redeemed)+                                      2.00%        None
--------------------------------------------------------------------------------------
MANAGEMENT FEES
  (expenses that are deducted
  from Fund assets)*
--------------------------------------------------------------------------------------
Class A                                                         0.40%        0.375%
--------------------------------------------------------------------------------------
Class B                                                         0.40%        0.375%
--------------------------------------------------------------------------------------
12b-1 FEE
--------------------------------------------------------------------------------------
Class A                                                         None         None
--------------------------------------------------------------------------------------
Class B                                                         0.15%++      0.25%
--------------------------------------------------------------------------------------
OTHER EXPENSES
--------------------------------------------------------------------------------------
Class A                                                         0.47%        0.245%
--------------------------------------------------------------------------------------
Class B                                                         0.47%        0.245%
--------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES
--------------------------------------------------------------------------------------
Class A                                                         0.87%        0.62%
--------------------------------------------------------------------------------------
Class B                                                         1.02%        0.87%
--------------------------------------------------------------------------------------

+ Payable to the Portfolio on shares redeemed within 60 days of purchase. The redemption fee may be waived by the Fund in certain circumstances. See "Shareholder Information" for more information on redemption fees.

++ The actual 12b-1 fee paid by the Portfolio for the last fiscal year was 0.15% because the distributor, Morgan Stanley & Co. Incorporated, has voluntarily agreed to waive 0.10% of the 0.25% distribution fee it is entitled to receive.

* The Management Fees for the Portfolios shown in the table above are the highest that could be charged. This table does not show the effects of Morgan Stanley Investment Management's voluntary fee waivers and/or expense reimbursements. Morgan Stanley Investment Management has voluntarily agreed to reduce its management fee and/or reimburse the Portfolios so that total annual operating expenses, excluding certain investment related expenses described below, will not exceed 0.50% for Class A shares and 0.65% for Class B shares of the Global Fixed Income Portfolio and 0.695% for Class A shares and 0.945% for Class B shares of the High Yield Portfolio.

In determining the actual amount of voluntary management fee waiver and/or expense reimbursement for a Portfolio, if any, certain investment related expenses, such as foreign country tax expense and interest expense on borrowing are excluded from annual operating expenses. If these expenses were incurred, the Portfolios' total operating expenses after voluntary fee waivers and/or expense reimbursements would exceed the expense ratio shown above.

For the year ended December 31, 2000, after giving effect to Morgan Stanley Investment Management's voluntary management fee waiver and/or expense reimbursement, the total operating expenses incurred by investors in the Global Fixed Income Portfolio were the amounts shown in the first paragraph. Total operating expenses for the High Yield Portfolio did not exceed the amounts shown in the first paragraph and, accordingly, total operating expenses incurred by investors were as shown in the table above.

Fee waivers and/or expense reimbursements are voluntary and Morgan Stanley Investment Management reserves the right to terminate any waiver and/or reimbursement at any time and without notice.

                                      MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                      FEES AND EXPENSES OF THE PORTFOLIOS


FEES AND EXPENSES OF THE PORTFOLIOS

EXAMPLE

This example is intended to help you compare the cost of investing in each Portfolio with the cost of investing in other mutual funds having similar investment objectives.

The example assumes that you invest $10,000 in each Portfolio for the time periods indicated and then redeem all of your shares at the end of those periods. The example assumes that your investment has a 5% return each year and that each Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions the table indicates what your costs would be.

-----------------------------------------------------------------------------------
                                    1 Year      3 Years      5 Years      10 Years
-----------------------------------------------------------------------------------
GLOBAL FIXED INCOME PORTFOLIO
-----------------------------------------------------------------------------------
Class A                              $ 89         $278          $482         $1,073
-----------------------------------------------------------------------------------
Class B                              $104         $325          $563         $1,248
-----------------------------------------------------------------------------------
HIGH YIELD PORTFOLIO
-----------------------------------------------------------------------------------
Class A                              $ 63         $199          $346         $  774
-----------------------------------------------------------------------------------
Class B                              $ 89         $278          $482         $1,073
-----------------------------------------------------------------------------------

                                      MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                      FUND MANAGEMENT

INVESTMENT ADVISER

Morgan Stanley Investment Management Inc. ("Morgan Stanley Investment Management"), with principal offices at 1221 Avenue of the Americas, New York, New York 10020, conducts a worldwide portfolio management business and provides a broad range of portfolio management services to customers in the United States and abroad. Morgan Stanley Dean Witter & Co. ("Morgan Stanley") is the direct parent of Morgan Stanley Investment Management and Morgan Stanley & Co. Incorporated ("Morgan Stanley & Co."), the Fund's Distributor. Morgan Stanley is a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses -- securities, asset management and credit services. At December 31, 2000, Morgan Stanley Investment Management, together with its affiliated institutional asset management companies (collectively, the "Morgan Stanley Investment Management Group"), managed assets of approximately $170.2 billion, including assets under fiduciary advice.

MANAGEMENT FEES

For the year ended December 31, 2000, Morgan Stanley Investment Management received from each Portfolio the management fee set forth in the accompanying table.

MANAGEMENT FEE PAID IN FISCAL YEAR ENDED DECEMBER 31, 2000
(net of waivers and as a percentage of average net assets)

---------------------------------------------------------------------------
                                              Global Fixed     High Yield
                                            Income Portfolio    Portfolio
---------------------------------------------------------------------------
Class A                                           0.03%         0.375%
---------------------------------------------------------------------------
Class B                                           0.03%         0.375%
---------------------------------------------------------------------------

                                      MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                      FUND MANAGEMENT

PORTFOLIO MANAGERS

SUBJECT TO THE SUPERVISION OF MORGAN STANLEY INVESTMENT MANAGEMENT AND ITS INVESTMENT MANAGEMENT COMMITTEE, THE FOLLOWING INDIVIDUALS, EACH OF WHOM IS EMPLOYED BY A MEMBER OF THE MORGAN STANLEY INVESTMENT MANAGEMENT GROUP, HAVE PRIMARY DAY-TO-DAY PORTFOLIO MANAGEMENT RESPONSIBILITY FOR THE PORTFOLIOS:

GLOBAL FIXED INCOME PORTFOLIO

J. DAVID GERMANY, MICHAEL B. KUSHMA, PAUL F. O'BRIEN, CHRISTIAN G. ROTH AND DAVID STANLEY J. David Germany, a Managing Director, joined Morgan Stanley Investment Management Group in 1996. Mr. Germany holds an A.B. degree (VALEDICTORIAN) from Princeton University and a Ph.D. in Economics from the Massachusetts Institute of Technology. Michael B. Kushma, a Principal, joined Morgan Stanley & Co. in 1987 and joined Morgan Stanley Investment Management Group in 1995. Mr. Kushma received an A.B. in Economics from Princeton University in 1979, a Masters in Economics from the London School of Economics in 1981 and a Masters of Philosophy from Columbia University in 1983. Paul F. O'Brien, a Principal, joined Morgan Stanley Investment Management Group in 1996. Mr. O'Brien attended the United States Naval Academy and holds a B.S. degree from the Massachusetts Institute of Technology and a Ph.D. in Economics from the University of Minnesota. Christian G. Roth, a Principal, joined Morgan Stanley Investment Management Group in 1991. Mr. Roth received a B.S. from The Wharton School of the University of Pennsylvania. David Stanley, a Vice President, joined Morgan Stanley Investment Management Group in 1994. Mr. Stanley graduated from Manchester University. Messrs. Germany, Kushma and O'Brien have shared primary responsibility for managing the Portfolio's assets since September 1997. Messrs. Roth and Stanley have shared primary responsibility for managing the Portfolio's assets since July 1999 and January 2000, respectively.

HIGH YIELD PORTFOLIO

STEPHEN F. ESSER, GORDON W. LOERY AND DEANNA L. LOUGHNANE Stephen F. Esser, a Managing Director, joined Morgan Stanley Investment Management Group in 1988. Mr. Esser holds a B.S. degree (SUMMA CUM LAUDE and PHI BETA KAPPA) from the University of Delaware. Gordon W. Loery, a Principal, joined Morgan Stanley Investment Management Group in 1996. Mr. Loery received a B.A. in Economics from Cornell University. Deanna L. Loughnane, a Principal, joined Morgan Stanley Investment Management Group in 1997. Prior to that, she served as a Vice President and Senior Corporate Bond Analyst for Putnam Investments from 1993 to 1997. Ms. Loughnane received a B.S. from The University of Virginia's McIntire School of Commerce and an M.B.A from Harvard University. Messrs. Esser and Loery and Ms. Loughnane have shared primary responsibility for managing the Portfolio's assets since April 1996, April 1999 and January 2000, respectively.

                                         MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        SHAREHOLDER INFORMATION

SHAREHOLDER INFORMATION

DISTRIBUTION OF PORTFOLIO SHARES

Morgan Stanley & Co. is the exclusive Distributor of Class A shares and Class B shares of each Portfolio. Morgan Stanley & Co. receives no compensation from the Fund for distributing Class A shares of the Portfolios. The Fund has adopted a Plan of Distribution with respect to the Class B shares of each Portfolio pursuant to Rule 12b-1 (the "Plan") under the Investment Company Act of 1940. Under the Plan, each Portfolio pays the Distributor a distribution fee of 0.25% of the Class B shares' average daily net assets on an annualized basis. The distribution fee compensates the Distributor for marketing and selling Class B shares. The Distributor may pay others for providing distribution-related and other services, including account maintenance services. Over time the distribution fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

ABOUT NET ASSET VALUE

The net asset value ("NAV") per share of a class of shares of a Portfolio is determined by dividing the total of the value of the Portfolio's investments and other assets attributable to the class, less any liabilities attributable to the class, by the total number of outstanding shares of that class of the Portfolio. In making this calculation, each Portfolio generally values securities at market price. If market prices are unavailable or may be unreliable because of events occurring after the close of trading, fair value prices may be determined in good faith using methods approved by the Board of Directors. The Portfolios may hold portfolio securities that are listed on foreign exchanges. These securities may trade on weekends or other days when the Portfolios do not calculate NAV. As a result, the value of these investments may change on days when you cannot purchase or sell shares.

PRICING OF PORTFOLIO SHARES

You may buy or sell (redeem) Class A and Class B shares of each Portfolio at the NAV next determined for the class after receipt of your order. The Fund determines the NAV per share for the Portfolios as of the close of the New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern Time) on each day that the NYSE is open for business (the "Pricing Time").

HOW TO PURCHASE SHARES

You may purchase Class A shares and Class B shares of each Portfolio directly from the Fund, from the Distributor or through certain third parties ("Financial Intermediaries") on each day that the NYSE is open.

The minimum initial investment generally is $500,000 for Class A shares and $100,000 for Class B shares of each Portfolio. The minimum additional investment generally is $1,000 for each account that you have. If the value of your account falls below the minimum initial investment amount for Class A shares or Class B shares as a result of share redemptions, the Fund will notify you. Your account may be subject to involuntary conversion from Class A shares to Class B shares or involuntary redemption in the case of Class B shares if the value of your account remains below the minimum initial investment amount for 60 consecutive days. Morgan Stanley Investment Management may waive the minimum initial investment and involuntary conversion or redemption features for certain investors, including individuals purchasing through a Financial Intermediary.

You may arrange to purchase shares directly from the Fund by calling 1-800-548-7786 or by returning a completed Account Registration Form with payment for your purchase. The price you pay will be the NAV calculated at the Pricing Time following receipt of your purchase order and payment.

To purchase shares through the Distributor or a Financial Intermediary, you should contact the Distributor or your Financial Intermediary for details. Generally, the price of shares purchased through a Financial Intermediary is the NAV calculated at the next Pricing Time after the Fund receives your order from your Financial Intermediary. The Distributor and certain Financial Intermediaries have made arrangements with the Fund so that you may purchase shares at the NAV calculated at the next Pricing Time after the Distributor or your Financial Intermediary receives your purchase order. Your Financial Intermediary may charge an additional service or transaction fee.

HOW TO REDEEM SHARES

You may redeem Portfolio shares directly from the Fund, through the Distributor or through your Financial Intermediary, each as described above under "How To Purchase Shares." The redemption price will be the NAV per share calculated at the next Pricing Time, which may be more or less than the purchase price of your shares.

Shares of the Global Fixed Income Portfolio redeemed within 60 days of purchase will be subject to a 2% redemption fee, payable to the Portfolio. The redemption fee is designed to protect the Portfolio and remaining shareholders from the effects of short-term trading. The Fund may waive the redemption fee in certain instances, including when it determines that imposition of the redemption fee is not necessary to protect the Portfolio from the effects of short-term trading. The redemption fee is calculated based on and deducted from the redemption proceeds.

                                         MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                         SHAREHOLDER INFORMATION

The Fund will ordinarily distribute redemption proceeds in cash within one business day of your redemption request, but it may take up to seven days. However, if you purchased shares by check, the Fund will not distribute redemption proceeds until it has collected your purchase payment, which may take up to eight days. In certain circumstances, for example, if payment of redemption proceeds in cash would be detrimental to the remaining shareholders, the Portfolio may pay a portion of the redemption proceeds by a distribution-in-kind of readily marketable portfolio securities.

EXCHANGE FEATURES

You may exchange Portfolio shares for shares of other available portfolios of the Fund. To obtain a prospectus for another portfolio, call the Fund at 1-800-548-7786 or contact your Financial Intermediary. If you purchased Portfolio shares through a Financial Intermediary, certain portfolios may be unavailable for exchange. Contact your Financial Intermediary to determine which portfolios are available for exchange. When you exchange for shares of another portfolio, your transaction will be treated the same as an initial purchase. You will be subject to the same minimum initial investment and account size as an initial purchase. Accordingly, you will not necessarily receive the same class of shares that you tendered for exchange. Your exchange price will be the price calculated at the next Pricing Time after the Fund receives your exchange order. Frequent trades in your account(s) can disrupt management of a Portfolio and raise its expenses. Therefore, the Fund may, in its sole discretion, bar a shareholder who trades excessively from making further exchanges or purchases.

DIVIDENDS AND DISTRIBUTIONS

Each Portfolio's policy is to distribute to shareholders substantially all of its net investment income, if any, in the form of a quarterly dividend and to distribute net realized capital gains, if any, at least annually.

The Fund automatically reinvests all dividends and distributions in additional shares. However, you may elect to receive distributions in cash by giving written notice to the Fund or your Financial Intermediary or by checking the appropriate box in the Distribution Option section on the Account Registration Form.

TAXES

The dividends and distributions you receive from a Portfolio may be subject to Federal, state and local taxation, depending on your tax situation. The tax treatment of dividends and distributions is the same whether or not you reinvest them. Dividends are taxed as ordinary income, long-term capital gains distributions to individuals are taxed at a maximum rate of 20% regardless of how long you have held your shares, and short-term capital gains distributions are taxed at ordinary income rates. A Portfolio may be able to pass through to you a credit for foreign income taxes it pays. The Fund will tell you annually how to treat dividends and distributions. The Portfolios expect to distribute primarily ordinary income dividends.

If you redeem shares of a Portfolio, you may be subject to tax on any gains you earn based on your holding period for the shares and your marginal tax rate. An exchange of shares of a Portfolio for shares of another portfolio is a sale of Portfolio shares for tax purposes. Conversions of shares between classes will not result in taxation.

Because each investor's tax circumstances are unique and the tax laws may change, you should consult your tax advisor about your investment.

The Fund currently consists of the following portfolios:

U.S. EQUITY

Equity Growth Portfolio
Focus Equity Portfolio
MicroCap Portfolio+
Small Company Growth Portfolio
Technology Portfolio
U.S. Equity Plus Portfolio+
U.S. Real Estate Portfolio
Value Equity Portfolio

GLOBAL AND INTERNATIONAL EQUITY

Active International Allocation
    Portfolio
Asian Real Estate Portfolio
Asian Equity Portfolio
China Growth Portfolio+
Emerging Markets Portfolio
European Value Equity Portfolio
European Real Estate Portfolio
Global Value Equity Portfolio
Gold Portfolio+
International Equity Portfolio*
International Magnum Portfolio
International Small Cap Portfolio
Japanese Value Equity Portfolio
Latin American Portfolio

FIXED INCOME

Emerging Markets Debt Portfolio
Fixed Income Portfolio
Global Fixed Income Portfolio
High Yield Portfolio
Mortgage-Backed Securities
    Portfolio+
Municipal Bond Portfolio+

MONEY MARKET

Money Market Portfolio
Municipal Money Market Portfolio

* Portfolio is currently closed to new investors
+ Portfolio is not operational

                                         MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                         FINANCIAL HIGHLIGHTS

FINANCIAL HIGHLIGHTS

The financial highlights tables that follow are intended to help you understand the financial performance of the Class A shares and Class B shares of each Portfolio for the past five years or, if less than five years, the life of the Portfolio or Class. Certain information reflects financial results for a single Portfolio share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in each Portfolio (assuming reinvestment of all dividends and distributions). This information for the fiscal year ended December 31, 2000 has been audited by Ernst & Young LLP. Fiscal periods prior to January 1, 2000 have been audited by PricewaterhouseCoopers LLP. Ernest & Young LLP's report, along with the Portfolios' financial statements, are incorporated by reference into the Fund's SAI and are included in the Fund's December 31, 2000 Annual Report to Shareholders. The Annual Report and the Portfolios' financial statements, as well as the SAI, are available at no cost from the Fund at the toll free number noted on the back cover to this Prospectus.

GLOBAL FIXED INCOME PORTFOLIO

                                                                                Year Ended December 31,
                                                           -----------------------------------------------------------------
CLASS A                                                        2000          1999+         1998+         1997+         1996
----------------------------------------------------------------------------------------------------------------------------
SELECTED PER SHARE DATA AND RATIOS

Net Asset Value, Beginning of Period                         $11.22        $12.51        $11.15        $11.30        $11.22
----------------------------------------------------------------------------------------------------------------------------

Income from Investment Operations

Net Investment Income(1)                                       0.54          0.51          0.55          0.56          0.61
Net Realized and Unrealized Gain (Loss) on Investments        (0.42)        (1.37)         0.98         (0.40)         0.08
----------------------------------------------------------------------------------------------------------------------------
Total from Investment Operations                               0.12         (0.86)         1.53          0.16          0.69
----------------------------------------------------------------------------------------------------------------------------

DISTRIBUTIONS

Net Investment Income                                         (0.20)        (0.39)        (0.17)        (0.31)        (0.61)
In Excess of Net Investment Income                            (0.04)        (0.03)         -             -             -
Return of Capital                                              -            (0.01)         -             -             -
----------------------------------------------------------------------------------------------------------------------------
Total Distributions                                           (0.24)        (0.43)        (0.17)        (0.31)        (0.61)
----------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                               $11.10        $11.22        $12.51        $11.15        $11.30
----------------------------------------------------------------------------------------------------------------------------
Total Return                                                   1.18%        (6.84)%       13.84%         1.50%         6.44%
----------------------------------------------------------------------------------------------------------------------------
Ratios and Supplemental Data:

Net Assets, End of Period (Thousands)                       $27,852       $34,225       $45,884       $84,635      $112,888
Ratio of Expenses to Average Net Assets(1)                     0.50%         0.50%         0.50%         0.50%         0.50%
Ratio of Net Investment Income to Average Net Assets(1)        4.58%         4.01%         4.76%         5.05%         5.50%
Portfolio Turnover Rate                                          73%          102%          110%          116%          258%
----------------------------------------------------------------------------------------------------------------------------

(1)Effect of voluntary expense limitation during the period:
   Per share benefit to net investment income                 $0.04         $0.03         $0.03         $0.02         $0.02
   Ratios before expense limitation:
   Expenses to Average Net Assets                              0.87%         0.76%         0.81%         0.71%         0.72%
   Net Investment Income to Average Net Assets                 4.23%         3.75%         4.48%         4.84%         5.29%
----------------------------------------------------------------------------------------------------------------------------

+ Per share amounts for the years ended December 31, 1999, 1998 and 1997 are based on average shares outstanding.

                                       MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                       FINANCIAL HIGHLIGHTS

GLOBAL FIXED INCOME PORTFOLIO


                                                                                                                    Period from
                                                                            Year Ended December 31,                Jan 2, 1996*
                                                          ------------------------------------------------------     to Dec 31,
CLASS B                                                         2000         1999+          1998+           1997+         1996
----------------------------------------------------------------------------------------------------------------------------------
SELECTED PER SHARE DATA AND RATIOS
Net Asset Value, Beginning of Period                          $11.19        $12.48         $11.13          $11.29        $11.23
----------------------------------------------------------------------------------------------------------------------------------
Income from Investment Operations

Net Investment Income(2)                                        0.47          0.45           0.53            0.54          0.48
Net Realized and Unrealized Gain (Loss) on Investments         (0.37)        (1.32)          0.98           (0.40)         0.18
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Operations                                0.10         (0.87)          1.51            0.14          0.66
----------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS

Net Investment Income                                          (0.19)        (0.39)         (0.16)          (0.30)        (0.60)
In Excess of Net Investment Income                             (0.04)        (0.03)          -               -             -
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                            (0.23)        (0.42)         (0.16)          (0.30)        (0.60)
----------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                                $11.06        $11.19         $12.48          $11.13        $11.29
----------------------------------------------------------------------------------------------------------------------------------
Total Return                                                    1.07%        (7.09)%        13.68%           1.29%         6.12%
----------------------------------------------------------------------------------------------------------------------------------
Ratios and Supplemental Data:

Net Assets, End of Period (Thousands)                         $  320        $  322         $  362          $  366        $1,559
Ratio of Expenses to Average Net Assets(2)                      0.65%         0.65%          0.65%           0.65%         0.65%**
Ratio of Net Investment Income to Average Net Assets(2)         4.42%         3.86%          4.54%           4.88%         5.28%**
Portfolio Turnover Rate                                           73%          102%           110%            116%          258%
----------------------------------------------------------------------------------------------------------------------------------
(2) Effect of voluntary expense limitation during the period:
    Per share benefit to net investment income                $ 0.04        $ 0.03         $ 0.03          $ 0.02        $ 0.02
    Ratios before expense limitation:

    Expenses to Average Net Assets                              1.02%         0.91%          0.99%           0.86%         0.86%**
    Net Investment Income to Average Net Assets                 4.06%         3.60%          4.26%           4.68%         5.08%**
----------------------------------------------------------------------------------------------------------------------------------


 * The Portfolio began offering Class B Shares on January 2, 1996.
** Annualized
 + Per share amounts for the years ended December 31, 1999, 1998 and 1997 are based on average shares outstanding.

                                       MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                       FINANCIAL HIGHLIGHTS

HIGH YIELD PORTFOLIO


                                                                                Year Ended December 31,
                                                           -----------------------------------------------------------------
CLASS A                                                        2000          1999          1998          1997          1996
----------------------------------------------------------------------------------------------------------------------------
SELECTED PER SHARE DATA AND RATIOS
Net Asset Value, Beginning of Period                        $ 10.58      $  10.75      $  11.58      $  10.91       $ 10.46
----------------------------------------------------------------------------------------------------------------------------
Income from Investment Operations

Net Investment Income(1)                                       0.99          0.94          1.00          1.00          1.03
Net Realized and Unrealized Gain (Loss) on Investments        (2.14)        (0.14)        (0.66)         0.67          0.47
----------------------------------------------------------------------------------------------------------------------------
Total from Investment Operations                              (1.15)         0.80          0.34          1.67          1.50
----------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS

Net Investment Income                                         (1.00)        (0.95)        (0.98)        (1.00)        (1.05)
In Excess of Net Investment Income                                -         (0.01)        (0.00)+           -         (0.00)+
Net Realized Gain                                                 -             -         (0.14)            -             -
In Excess of Net Realized Gain                                    -             -         (0.04)            -             -
Return of Capital                                                 -         (0.01)        (0.01)            -             -
----------------------------------------------------------------------------------------------------------------------------
Total Distributions                                           (1.00)        (0.97)        (1.17)        (1.00)        (1.05)
----------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                              $  8.43      $  10.58      $  10.75      $  11.58       $ 10.91
----------------------------------------------------------------------------------------------------------------------------
Total Return                                                 (11.51)%        7.77%         3.03%        15.87%        15.01%
----------------------------------------------------------------------------------------------------------------------------
Ratios and Supplemental Data:

Net Assets, End of Period (Thousands)                       $95,174      $136,386      $128,237      $113,006       $95,663
Ratio of Expenses to Average Net Assets(1)                     0.62%         0.59%         0.67%         0.69%         0.75%
Ratio of Net Investment Income to Average Net Assets(1)        9.96%         8.72%         8.70%         8.70%         9.78%
Portfolio Turnover Rate                                          36%           58%           93%          111%          117%
----------------------------------------------------------------------------------------------------------------------------
(1) Effect of voluntary expense limitation during the period:
    Per share benefit to net investment income                  N/A           N/A           N/A           N/A       $  0.01
    Ratios before expense limitation
    Expenses to Average Net Assets                              N/A           N/A           N/A           N/A          0.82%
    Net Investment Income to Average Net Assets                 N/A           N/A           N/A           N/A          9.71%
----------------------------------------------------------------------------------------------------------------------------


+ Amount is less than $0.01 per share.

                                       MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                       FINANCIAL HIGHLIGHTS


HIGH YIELD PORTFOLIO


                                                                                                                   Period from
                                                                            Year Ended December 31,                Jan 2, 1996*
                                                          -------------------------------------------------------    to Dec 31,
CLASS B                                                         2000          1999           1998            1997          1996
----------------------------------------------------------------------------------------------------------------------------------
SELECTED PER SHARE DATA AND RATIOS

Net Asset Value, Beginning of Period                          $10.55        $10.73         $11.56          $10.90        $10.49
----------------------------------------------------------------------------------------------------------------------------------

Income from Investment Operations

Net Investment Income(2)                                        0.92          0.92           0.90            0.97          0.98
Net Realized and Unrealized Gain (Loss) on Investments         (2.09)        (0.15)         (0.59)           0.65          0.45
----------------------------------------------------------------------------------------------------------------------------------
Total from Investment Operations                               (1.17)         0.77           0.31            1.62          1.43
----------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS

Net Investment Income                                          (0.98)        (0.93)         (0.95)          (0.96)        (1.02)
In Excess of Net Investment Income                                -          (0.01)         (0.00)+            -             -
Realized Net Gain                                                 -             -           (0.14)             -             -
In Excess of Net Realized Gain                                    -             -           (0.04)             -             -
Return of Capital                                                 -          (0.01)         (0.01)             -             -
----------------------------------------------------------------------------------------------------------------------------------
Total Distributions                                            (0.98)        (0.95)         (1.14)          (0.96)        (1.02)
----------------------------------------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                                 $8.40        $10.55         $10.73          $11.56        $10.90
----------------------------------------------------------------------------------------------------------------------------------
Total Return                                                  (11.77)%        7.44%          2.79%          15.48%        14.37%
----------------------------------------------------------------------------------------------------------------------------------

Ratios and Supplemental Data:

Net Assets, End of Period (Thousands)                        $19,384       $48,457        $56,804          $7,213        $5,665
Ratio of Expenses to Average Net Assets(2)                      0.87%         0.85%          0.95%           0.93%         1.00%**
Ratio of Net Investment Income to Average Net Assets(2)         9.66%         8.49%          8.73%           8.48%         9.49%**
Portfolio Turnover Rate                                           36%           58%            93%            111%          117%
----------------------------------------------------------------------------------------------------------------------------------
(2)Effect of voluntary expense limitation during the period:
   Per share benefit to net investment income                   N/A           N/A            N/A             N/A          $0.01
   Ratios before expense limitation:
   Expenses to Average Net Assets                               N/A           N/A            N/A             N/A           1.05%**
   Net Investment Income to Average Net Assets                  N/A           N/A            N/A             N/A           9.44%**
----------------------------------------------------------------------------------------------------------------------------------

 * The Portfolio began offering Class B Shares on January 2, 1996.
** Annualized
 + Amount is less than $0.01 per share.

                                         MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                         REGISTRATION FORM

ACCOUNT REGISTRATION FORM

GLOBAL FIXED INCOME PORTFOLIO
HIGH YIELD PORTFOLIO
ACCOUNT INFORMATION

If you need assistance in filling out this form for Morgan Stanley Institutional Fund, Inc., please contact your Morgan Stanley representative or call us toll free 1-800-548-7786. Please print all items except signature, and mail to the Fund at the address on the back cover. Fill in where appropriate below.

REGISTRATION
/ / INDIVIDUAL

First Name
-----------------------------------------------
Middle Initial
-----------------------------------------------
Last Name
-----------------------------------------------

/ / JOINT TENANTS
(RIGHTS OF SURVIVORSHIP PRESUMED UNLESS TENANCY
IN COMMON IS INDICATED)

First Name
-----------------------------------------------
Middle Initial
-----------------------------------------------
Last Name
-----------------------------------------------

/ / CORPORATIONS, TRUSTS AND OTHERS
Please call the Fund for additional documents that may be required to set up an account and to authorize transactions.


-----------------------------------------------

-----------------------------------------------

Type of Registration:
/ / Incorporated
/ / Unincorporated Association
/ / Partnership
/ / Uniform Gift/Transfer to Minor
(ONLY ONE CUSTODIAN AND MINOR PERMITTED)
/ / Trust
/ / Other (SPECIFY)

MAILING ADDRESS
Please fill in completely, including telephone number(s).

/ / UNITED STATES CITIZEN
/ / RESIDENT ALIEN

Street or P.O. Box

-----------------------------------------------

-----------------------------------------------

-----------------------------------------------
City
-----------------------------------------------
State
-----------------------------------------------
Zip Code
-----------------------------------------------
Home Tel. No.
-----------------------------------------------
Business Tel. No.
-----------------------------------------------

/ / NON-RESIDENT ALIEN

Permanent Address (WHERE YOU RESIDE PERMANENTLY
FOR TAX PURPOSES)

Street or P.O. Box

-----------------------------------------------

-----------------------------------------------

-----------------------------------------------

City
-----------------------------------------------
Country
-----------------------------------------------
Postal Code
-----------------------------------------------
Home Tel. No.
-----------------------------------------------
Business Tel. No.
-----------------------------------------------

Current Mailing Address
(IF DIFFERENT FROM PERMANENT ADDRESS)

Street or P.O. Box
-----------------------------------------------

-----------------------------------------------

-----------------------------------------------
City
-----------------------------------------------
Country
-----------------------------------------------
Postal Code
-----------------------------------------------
Home Tel. No.
-----------------------------------------------
Business Tel. No.
-----------------------------------------------

TAXPAYER IDENTIFICATION NUMBER

Enter your Taxpayer Identification Number. For most individual taxpayers, this is your Social Security Number.

/ / INDIVIDUAL

Taxpayer Identification
Number ("TIN")
-----------------------------------------------

or

Social Security
Number ("SSN")
-----------------------------------------------
/ / JOINT TENANTS
(RIGHTS OF SURVIVORSHIP PRESUMED UNLESS
TENANCY IN COMMON IS INDICATED)

Taxpayer Identification
Number ("TIN")
-----------------------------------------------
or

Social Security
Number ("SSN")
-----------------------------------------------

Taxpayer Identification
Number ("TIN")
-----------------------------------------------

or

Social Security
Number ("SSN")
-----------------------------------------------

For Custodian account of a minor (Uniform Gifts/Transfers to Minor Acts), give the SSN of the minor.

IMPORTANT TAX INFORMATION

You (as a payee) are required by law to provide us (as payor) with your correct TIN(s) or SSN(s). Accounts that have a missing or incorrect TIN(s) or SSN(s) will be subject to backup withholding at a 31% rate on dividends, distributions and other payments. If you have not provided us with your correct TIN(s) or SSN(s), you may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS"). Backup withholding is not an additional tax; the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained. You may be notified that you are subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code because you have underreported interest or dividends or you were required to, but failed to, file a return which would have included a reportable interest or dividend payment.

                                         MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                         REGISTRATION FORM

PORTFOLIO AND CLASS SECTION

Class A shares minimum $500,000 for each Portfolio and Class B shares minimum $100,000 for each Portfolio.

Please indicate Portfolio, class and amount for purchase of the following Portfolio(s):

GLOBAL FIXED INCOME PORTFOLIO
/ / Class A Shares (069) $
-----------------------------------------------
/ / Class B Shares (042) $
-----------------------------------------------
HIGH YIELD PORTFOLIO
/ / Class A Shares (072) $
-----------------------------------------------
/ / Class B Shares (045) $
-----------------------------------------------

Total Initial Investment $
-----------------------------------------------

METHOD OF INVESTMENT

Please indicate Portfolio and manner of payment.

/ / Check



(MAKE CHECK PAYABLE TO MORGAN STANLEY
INSTITUTIONAL FUND, INC. - PORTFOLIO NAME)

/ / Exchange $
-----------------------------------------------
From

Name of Portfolio
-----------------------------------------------
Account Number

-----------------------------------------------

Account previously established by:
/ /  Phone exchange
/ /  Wire on

-----------------------------------------------
Date

-----------------------------------------------
Account Number

-----------------------------------------------

(PREVIOUSLY ASSIGNED BY THE FUND)

DISTRIBUTION OPTION
Income dividends and capital gains distributions (if any) to be reinvested in additional shares unless either box below is checked.

/ / Income dividends to be paid in cash, capital gains distributions (if any) in shares.

/ / Income dividends and capital gains distributions (if any) to be paid in cash.

TELEPHONE REDEMPTION

Please select at time of initial application if you wish to redeem or exchange shares by telephone. A SIGNATURE GUARANTEE IS REQUIRED IF YOUR BANK ACCOUNT IS NOT REGISTERED IDENTICALLY TO YOUR FUND ACCOUNT. TELEPHONE REQUESTS FOR REDEMPTIONS OR EXCHANGES WILL NOT BE HONORED UNLESS THE BOX IS CHECKED.

/ / I/we hereby authorize the Fund and its agents to honor any telephone requests to wire redemption proceeds to the commercial bank indicated at right and/or mail redemption proceeds to the name and address in which my/our Fund Account is registered if such requests are believed to be authentic.

The Fund and the Fund's Transfer Agent will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures include requiring the investor to provide certain personal identification information at the time an account is opened and prior to effecting each transaction requested by telephone. In addition, all telephone transaction requests will be recorded and investors may be required to provide additional telecopied written instructions of transaction requests. Neither the Fund nor the Transfer Agent will be responsible for any loss, liability, cost or expense for following instructions received by telephone that it reasonably believes to be genuine.

Name of Commercial Bank
(Not Savings Bank)

-----------------------------------------------
Bank Account Number

-----------------------------------------------
Bank ABA Number

-----------------------------------------------
Name(s) in which
your bank account
is established
-----------------------------------------------
Bank's Street Address

-----------------------------------------------
City

-----------------------------------------------
State

-----------------------------------------------
Zip code

-----------------------------------------------

INTERESTED PARTY OPTION

/ / In addition to the account statement sent to my/our registered address, I/we hereby authorize the Fund to mail duplicate statements to the name and address provided below.

Name

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Street or P.O. Box

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City

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State

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Zip Code

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DEALER INFORMATION
Representative Name

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Representative Number

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Branch Number

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SIGNATURE OF ALL HOLDERS
AND TAXPAYER CERTIFICATION

The undersigned certify that I/we have full authority and legal capacity to purchase and redeem shares of the Fund and affirm that I/we have received a current Prospectus of Morgan Stanley Institutional Fund, Inc. and agree to be bound by its terms. By signing this application, I/we hereby certify under penalties of perjury that the information on this application is complete and correct and that as required by federal law (please check applicable boxes below):

U.S. CITIZEN(S)/TAXPAYERS(S):

/ / I/We certify that (1) the number(s) shown above on this form is/are the correct SSN(s) or TIN(s) and (2) I am/we are not subject to any backup withholding either because (a) I am/we are exempt from backup withholding; (b) I/we have not been notified by the IRS that I am/we are subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me/us that I am/we are no longer subject to backup withholding.

/ / If no TIN(s) or SSN(s) has/have been provided above, I/we have applied, or intend to apply, to the IRS or the Social Security Administration for a TIN or a SSN and I/we understand that if I/we do not provide either number to J.P. Morgan Investor Services Co. ("J.P. Morgan") within 60 days of the date of this application or if I/we fail to furnish my/our correct SSN(s) or TIN(s), I/we may be subject to a penalty and a 31% backup withholding on distributions and redemption proceeds. (Please provide either number on IRS Form W-9). You may request such form by calling J.P. Morgan at 800-548-7786.

NON-U.S. CITIZEN(S)/TAXPAYERS(S):

/ / Under penalties of perjury, I/we certify that I am/we are not U.S. citizens or residents and I am/we are exempt foreign persons as defined by the IRS. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGN HERE
(IF JOINT ACCOUNT, BOTH MUST SIGN)

Signature

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Date

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Signature

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Date

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

                                         MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                         ADDITIONAL INFORMATION


WHERE TO FIND ADDITIONAL INFORMATION

STATEMENT OF ADDITIONAL INFORMATION

In addition to this Prospectus, the Fund has an SAI, dated May 1, 2001, which contains additional, more detailed information about the Fund and the Portfolios. The SAI is incorporated by reference into this Prospectus and, therefore, legally forms a part of this Prospectus.

SHAREHOLDER REPORTS

The Fund publishes annual and semi-annual reports containing financial statements. These reports contain additional information about each Portfolio's investments. In the Fund's shareholder reports, you will find a discussion of the market conditions and the investment strategies that significantly affected each Portfolio's performance during that period.

For additional Fund information, including information regarding investments comprising the Fund's Portfolios, please call 1-800-548-7786. You may obtain the SAI and shareholder reports without charge by contacting the Fund at the toll-free number above. If you purchased shares through a Financial Intermediary, you may also obtain these documents, without charge, by contacting your Financial Intermediary.

Information about the Fund, including the SAI, and the annual and semi-annual reports, may be obtained from the Commission in any of the following ways: (1) In person: you may review and copy documents in the Commission's Public Reference Room in Washington D.C. (for information on the operation of the Public Reference Room, call 1-202-942-8090); (2) On-line: you may retrieve information from the EDGAR Database on the Commission's web site at "http://www.sec.gov"; or (3) By mail: you may request documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549-0102. You may also obtain this information, upon payment of a duplicating fee, by e-mailing the Commission at the following address: publicinfo@sec.gov. To aid you in obtaining this information, the Fund's Investment Company Act registration number is 811-05624.

Morgan Stanley Institutional Fund, Inc.
P.O. Box 2798
Boston, Massachusetts 02208-2798